Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2022

RICHMOND, Va. (November 7, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2022.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Net income	$59,146	$31,759	86.2%	$142,493	$5,607	n/a
Net income per share	$0.26	$0.14	85.7%	$0.62	$0.02	n/a

Adjusted EBITDAre	$118,895	$92,162	29.0%	$323,401	$205,849	57.1%
Comparable Hotels Adjusted Hotel EBITDA	$129,089	$108,720	18.7%	$353,158	$236,104	49.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.9%	38.3%	(40 bps)	37.7%	34.8%	290 bps
Modified funds from operations (MFFO)	$102,627	$76,065	34.9%	$276,890	$152,417	81.7%
MFFO per share	$0.45	$0.33	36.4%	$1.21	$0.68	77.9%

Average Daily Rate (ADR) (Actual)	$157.91	$140.02	12.8%	$150.02	$121.36	23.6%
Occupancy (Actual)	75.7%	71.5%	5.9%	73.6%	65.9%	11.7%
Revenue Per Available Room (RevPAR) (Actual)	$119.52	$100.14	19.4%	$110.40	$79.94	38.1%

Comparable Hotels ADR	$157.90	$141.84	11.3%	$149.99	$123.41	21.5%
Comparable Hotels Occupancy	75.7%	71.4%	6.0%	73.6%	65.9%	11.7%
Comparable Hotels RevPAR	$119.53	$101.34	17.9%	$110.40	$81.33	35.7%

Distributions paid	$38,830	$2,278	n/a	$86,792	$4,510	n/a
Distributions paid per share	$0.17	$0.01	n/a	$0.38	$0.02	n/a

Cash and cash equivalents	$25,573
Total debt outstanding	$1,326,803
Total debt outstanding, net of cash and cash equivalents	$1,301,230
Total debt outstanding, net of cash and cash equivalents, to total capitalization(2)	28.8%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $14.06 on September 30, 2022.

Comparable Hotels is defined as the 218 hotels owned by the Company as of September 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “With continued improvement in business transient demand and the ongoing strength of leisure travel across our markets, we achieved our highest quarterly RevPAR growth over the same period in 2019, with third quarter 2022 RevPAR for our portfolio exceeding third quarter 2019 by approximately 8%. The shift in consumer spending toward experiences and improvements in business travel demand enabled us to build upon second quarter rate growth. Our portfolio ADR was up more than 13% for the third quarter 2022 as compared to the third quarter 2019, despite continued opportunity in occupancy. We believe there is additional upside for our business as corporate travel improves, additional markets fully recover and occupancy across our portfolio further strengthens. In a challenging labor and inflationary environment, we are working with the management teams at our hotels to balance cost controls with guest satisfaction in order to maintain the strong value proposition of our assets and create an environment for sustainable rate improvement. During the quarter, we achieved a strong Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 38% and MFFO of approximately $103 million, or $0.45 per share. Recent acquisitions combined with robust performance from our existing portfolio enabled us to achieve third quarter 2022 Adjusted EBITDAre of $119 million, a 3% increase over the same period in 2019. While we are mindful of potential macroeconomic headwinds, the travel industry has proven resilient and based on what we are seeing in our own portfolio, is poised for a countercyclical recovery.”

Mr. Knight continued, “During the quarter, we successfully refinanced and upsized our primary unsecured credit facility, further enhancing the strength and financial flexibility of our balance sheet and providing the Company with greater access to liquidity for strategic growth. We continue to allocate capital in ways that we believe will optimize our performance and maximize total returns for our shareholders over time, and in recent months opportunistically repurchased shares, increased our monthly distribution, reinvested in our assets and strategically acquired two high-quality hotels poised for future growth. Given the broad consumer appeal, geographic diversification and quality of our hotels, and the strength and financial flexibility of our balance sheet, we are confident we are well positioned for outperformance in any macroeconomic environment.”

Hotel Portfolio Overview

As of September 30, 2022, Apple Hospitality owned 218 hotels with an aggregate of 28,693 guest rooms located in 86 markets throughout 36 states.

Highlights

•
Strong operating performance: For the third quarter 2022, as compared to the third quarter 2019, the Company's portfolio achieved an improvement in RevPAR of approximately 8%, despite lower occupancy, with ADR growth of approximately 13% and a decline in occupancy of approximately 5%. Occupancy, ADR and RevPAR for the Company’s portfolio for the third quarter 2022 exceeded industry averages as reported by STR. Occupancy for the Company's portfolio for the month of October 2022 accelerated relative to August and September, reaching approximately 78%, up 7% as compared to October 2021 and down 4% as compared to October 2019, with continued strength in ADR.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $129 million for the third quarter 2022, an improvement of approximately 19% and 4%, as compared to the third quarters of 2021 and 2019, respectively. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 38% for the third quarter 2022, a decline of 40 bps and 80 bps, as compared to the third quarters of 2021 and 2019, respectively. Actual Adjusted Hotel EBITDA Margin for the quarter was 38%, down 10 bps and up 30 bps to the third quarters of 2021 and 2019, respectively.

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•
Hurricane Ian: The Company's hotels in the direct path of Hurricane Ian did not sustain any material damage and remained open during and after the storm.
•
Transactional activity: During the third quarter 2022, the Company sold a 55-room independent boutique hotel in Richmond, Virginia, for approximately $8.5 million. In October 2022, the Company acquired the AC Hotel by Marriott Louisville Downtown and the AC Hotel by Marriott Pittsburgh Downtown for a total combined purchase price of $85 million.
•
Balance sheet: In July 2022, the Company amended and restated its existing unsecured $850 million credit facility, increasing the total credit facility to approximately $1.2 billion and extending the maturity dates while achieving improved pricing terms across the total credit facility.
•
Monthly distributions: During the quarter, the Company's Board of Directors approved an increase in the Company's regular monthly cash distribution to $0.07 per common share, up from $0.05 per common share, beginning with the Company's September 2022 distribution payment. Then, in October 2022, the Company's Board of Directors approved an additional increase in the Company's regular monthly cash distribution to $0.08 per common share, beginning with the Company's November 2022 distribution payment.

The following tables highlight the Company’s monthly performance during the third quarter of 2022, as compared to the third quarters of 2021 and 2019 (in thousands, except statistical data):

	July	August	September		July	August	September		July	August	September
	2022	2022	2022	Q3 2022	2021	2021	2021	Q3 2021	2019	2019	2019	Q3 2019
ADR	$161.55	$154.90	$157.13	$157.91	$141.51	$140.43	$137.85	$140.02	$143.05	$137.65	$136.69	$139.21
Occupancy	77.1%	74.6%	75.3%	75.7%	75.5%	69.7%	69.1%	71.5%	81.7%	80.7%	77.1%	79.9%
RevPAR	$124.57	$115.61	$118.33	$119.52	$106.90	$97.85	$95.24	$100.14	$116.82	$111.12	$105.37	$111.17
Adjusted Hotel EBITDA(1)	$48,444	$40,101	$40,621	$129,166	$41,942	$32,185	$31,296	$105,423	$45,699	$41,818	$37,079	$124,596

					% Change				% Change
	July	August	September		July	August	September		July	August	September
	2022	2022	2022	Q3 2022	2021	2021	2021	Q3 2021	2019	2019	2019	Q3 2019
ADR	$161.55	$154.90	$157.13	$157.91	14.2%	10.3%	14.0%	12.8%	12.9%	12.5%	15.0%	13.4%
Occupancy	77.1%	74.6%	75.3%	75.7%	2.1%	7.0%	9.0%	5.9%	(5.6%)	(7.6%)	(2.3%)	(5.3%)
RevPAR	$124.57	$115.61	$118.33	$119.52	16.5%	18.2%	24.2%	19.4%	6.6%	4.0%	12.3%	7.5%
Adjusted Hotel EBITDA(1)	$48,444	$40,101	$40,621	$129,166	15.5%	24.6%	29.8%	22.5%	6.0%	(4.1%)	9.6%	3.7%

Note: Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.

Portfolio Activity

Acquisitions

As previously announced, in October 2022, the Company acquired the existing 156-room AC Hotel Louisville Downtown in Louisville, Kentucky, for $51 million, or approximately $327,000 per key, and the existing 134-room AC Hotel Pittsburgh Downtown in Pittsburgh, Pennsylvania, for $34 million, or approximately $254,000 per key.

Disposition

In September 2022, the Company sold its 55-room independent boutique hotel in Richmond, Virginia, for a gross sales price of approximately $8.5 million, resulting in a gain on sale of approximately $1.8 million, which is included in the Company's consolidated statement of operations for the nine months ended September 30, 2022.

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Contract for Potential Acquisition

As previously announced, the Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The hotel is currently under development and expected to include 260 rooms. There are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract. Assuming all conditions to closing are met, the Company anticipates acquiring the hotel following completion of construction, which is expected to occur in early 2024.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2022, the Company invested approximately $32 million in capital expenditures. The Company anticipates investing approximately $55 million to $65 million in capital improvements during 2022, which includes various renovation projects for approximately 20 to 25 hotels; however, inflationary pressures or supply chain shortages, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

Summary

As of September 30, 2022, the Company had approximately $1.3 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.7%, cash on hand of approximately $26 million, availability under its revolving credit facility of $650 million and term loan availability of $100 million, of which $50 million was drawn subsequent to September 30, 2022. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $332 million in property-level debt secured by 19 hotels and approximately $1.0 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of September 30, 2022, was 199. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2022, was approximately 29%. The Company’s weighted-average debt maturities are 4.7 years.

Amended and Restated Primary Unsecured Credit Facility

On July 25, 2022, the Company amended and restated its existing $850 million credit facility, increasing the borrowing capacity to approximately $1.2 billion, extending maturity dates and achieving improved pricing across the credit facility. Through the amended credit agreement, the Company has greater access to liquidity for strategic growth and the opportunity to reduce its already conservative secured debt exposure. The $1.2 billion credit facility is comprised of a term loan of $275 million with a maturity date of July 25, 2027; a term loan of up to $300 million with a maturity date of January 31, 2028 (including $150 million available via a delayed draw option until 180 days from closing); and a revolving credit facility of $650 million with an initial maturity date of July 25, 2026, which may be extended up to one year subject to certain conditions. The amendments under the total $1.2 billion credit facility provide for additional capacity of $150 million under the term loans and additional capacity of $225 million under the revolving credit facility. The credit agreement also includes an accordion feature through which the amount of the total credit facility may be increased from approximately $1.2 billion to $1.5 billion. The terms of the amended and restated credit agreement are generally similar to the Company’s previous $850 million credit agreement. The facilities will bear interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over an adjusted SOFR rate. At closing, the Company borrowed $475 million under the term loans and used the proceeds to repay the $425 million outstanding under the term loans of the previous credit facility and $50 million outstanding under the revolving credit facility.

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Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the nine months ended September 30, 2022, the Company purchased, under its Share Repurchase Program, approximately 0.1 million of its common shares at a weighted-average market purchase price of approximately $14.20 per common share, for an aggregate purchase price of approximately $1.5 million. Subsequent to the end of the third quarter, the Company purchased, under its Share Repurchase Program, an additional 81,100 common shares, bringing the total shares purchased year-to-date through October 31, 2022, to approximately 0.2 million common shares at a weighted-average market purchase price of approximately $14.21 per common share, for an aggregate purchase price of approximately $2.7 million. As of October 31, 2022, the Company had approximately $342.3 million remaining under its Share Repurchase Program for the repurchase of shares. Shares were repurchased under a written trading plan as part of the Share Repurchase Program that provides for share repurchases in open market transactions and that is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of September 30, 2022, the Company had approximately $224 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM program during the nine months ended September 30, 2022.

Shareholder Distributions

During the three months ended September 30, 2022, the Company paid distributions totaling $0.17 per common share. In August 2022, the Company's Board of Directors approved an increase in the Company's regular monthly cash distribution from $0.05 to $0.07 per common share, which was paid in September and October. In October 2022, the Company's Board of Directors approved an additional increase in the Company's regular monthly cash distribution from $0.07 to $0.08 per common share and declared a regular monthly cash distribution of $0.08 per common share for the month of November 2022. Based on the Company’s common stock closing price of $16.21 on November 4, 2022, the current annualized distribution of $0.96 per common share represents an annual yield of approximately 5.9%. While the Company expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2022 Outlook

The Company is providing the following full year 2022 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•
General and administrative expenses are projected to be approximately $38 million to $42 million, including both cash and share-based compensation.
•
Interest expense is projected to be approximately $58 million to $63 million.
•
Capital expenditures are projected to be approximately $55 million to $65 million.

As compared to previously provided 2022 corporate expense guidance, the Company is adjusting general and administrative expenses by increasing both the low and high ends of the range related to executive incentive compensation, based on operational and shareholder return performance through September 30, 2022. The Company

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does not expect to issue operational guidance or provide additional outlook updates until it has more certainty on trends within the industry or otherwise deems appropriate.

Third Quarter 2022 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Tuesday, November 8, 2022. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1 p.m. Eastern Time on November 8, 2022, through 11:59 p.m. Eastern Time on November 29, 2022. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13732679. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,000 guest rooms located in 87 markets throughout 37 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 96 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the

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Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the extent and effectiveness of the actions taken to mitigate its impact, the acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,446,221 and $1,311,262, respectively	$4,567,000	$4,677,185
Cash and cash equivalents	25,573	3,282
Restricted cash-furniture, fixtures and other escrows	38,821	36,667
Due from third party managers, net	65,110	40,052
Other assets, net	80,999	33,341
Total Assets	$4,777,503	$4,790,527

Liabilities
Debt, net	$1,318,319	$1,438,758
Finance lease liabilities	111,969	111,776
Accounts payable and other liabilities	94,219	92,672
Total Liabilities	1,524,507	1,643,206

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,833,710 and 228,255,642 shares, respectively	4,579,198	4,569,352
Accumulated other comprehensive income (loss)	38,354	(15,508)
Distributions greater than net income	(1,364,556)	(1,406,523)
Total Shareholders' Equity	3,252,996	3,147,321

Total Liabilities and Shareholders' Equity	$4,777,503	$4,790,527

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Room	$315,940	$260,415	$866,286	$640,062
Food and beverage	11,870	6,315	32,353	14,186
Other	13,340	10,434	40,657	29,033
Total revenue	341,150	277,164	939,296	683,281

Expenses:
Hotel operating expense:
Operating	81,320	61,954	221,715	153,290
Hotel administrative	27,516	23,126	78,711	62,408
Sales and marketing	28,533	23,015	78,494	58,283
Utilities	13,383	11,410	34,226	31,322
Repair and maintenance	15,632	12,600	43,468	34,711
Franchise fees	14,949	12,274	41,015	30,058
Management fees	11,734	9,574	31,955	23,031
Total hotel operating expense	193,067	153,953	529,584	393,103
Property taxes, insurance and other	19,052	17,927	56,510	54,936
General and administrative	10,271	13,261	30,216	29,815
Loss on impairment of depreciable real estate assets	-	-	-	10,754
Depreciation and amortization	45,135	44,217	135,781	139,313
Total expense	267,525	229,358	752,091	627,921

Gain on sale of real estate	1,785	44	1,785	3,664

Operating income	75,410	47,850	188,990	59,024

Interest and other expense, net	(14,933)	(15,977)	(44,785)	(53,108)

Income before income taxes	60,477	31,873	144,205	5,916

Income tax expense	(1,331)	(114)	(1,712)	(309)

Net income	$59,146	$31,759	$142,493	$5,607

Other comprehensive income:
Interest rate derivatives	16,024	3,426	53,862	18,152

Comprehensive income	$75,170	$35,185	$196,355	$23,759

Basic and diluted net income per common share	$0.26	$0.14	$0.62	$0.02

Weighted average common shares outstanding - basic and diluted	228,991	228,436	228,992	225,664

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
			% Change	% Change			% Change	% Change
	2022	2021	2021	2019	2022	2021	2021	2019
Total revenue	$340,696	$284,036	19.9%	6.3%	$937,679	$678,323	38.2%	1.0%

Total operating expenses	211,607	175,316	20.7%	7.7%	584,521	442,219	32.2%	2.4%

Adjusted Hotel EBITDA	$129,089	$108,720	18.7%	4.1%	$353,158	$236,104	49.6%	(1.2%)
Adjusted Hotel EBITDA Margin %	37.9%	38.3%	(40 bps)	(80 bps)	37.7%	34.8%	290 bps	(80 bps)

ADR (Comparable Hotels)	$157.90	$141.84	11.3%	9.8%	$149.99	$123.41	21.5%	4.8%
Occupancy (Comparable Hotels)	75.7%	71.4%	6.0%	(5.5%)	73.6%	65.9%	11.7%	(6.4%)
RevPAR (Comparable Hotels)	$119.53	$101.34	17.9%	3.7%	$110.40	$81.33	35.7%	(1.8%)

ADR (Actual)	$157.91	$140.02	12.8%	13.4%	$150.02	$121.36	23.6%	7.8%
Occupancy (Actual)	75.7%	71.5%	5.9%	(5.3%)	73.6%	65.9%	11.7%	(6.1%)
RevPAR (Actual)	$119.52	$100.14	19.4%	7.5%	$110.40	$79.94	38.1%	1.3%

Reconciliation to Actual Results

Total Revenue (Actual)	$341,150	$277,164			$939,296	$683,281
Revenue from acquisitions prior to ownership	-	11,321			-	26,804
Revenue from dispositions	(454)	(4,449)			(1,617)	(31,762)
Comparable Hotels Total Revenue	$340,696	$284,036			$937,679	$678,323

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$129,166	$105,423			$353,617	$235,664
AHEBITDA from acquisitions prior to ownership	-	4,749			-	9,373
AHEBITDA from dispositions	(77)	(1,452)			(459)	(8,933)
Comparable Hotels AHEBITDA	$129,089	$108,720			$353,158	$236,104

Note: Comparable Hotels is defined as the 218 hotels owned by the Company as of September 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Total revenue	$281,556	$326,235	$320,486	$277,277	$152,134	$242,153	$284,036	$252,696	$259,978	$337,005	$340,696

Total operating expenses	179,569	194,692	196,430	182,543	118,257	148,646	175,316	167,438	172,185	200,729	211,607

Adjusted Hotel EBITDA	$101,987	$131,543	$124,056	$94,734	$33,877	$93,507	$108,720	$85,258	$87,793	$136,276	$129,089
Adjusted Hotel EBITDA Margin %	36.2%	40.3%	38.7%	34.2%	22.3%	38.6%	38.3%	33.7%	33.8%	40.4%	37.9%

ADR (Comparable Hotels)	$139.82	$145.13	$143.87	$134.60	$99.97	$122.66	$141.84	$131.13	$136.98	$153.31	$157.90
Occupancy (Comparable Hotels)	73.9%	81.6%	80.1%	73.1%	55.3%	70.7%	71.4%	67.4%	67.1%	77.9%	75.7%
RevPAR (Comparable Hotels)	$103.27	$118.40	$115.30	$98.44	$55.33	$86.70	$101.34	$88.43	$91.98	$119.40	$119.53

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35	$157.91
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%	75.7%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41	$119.52

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668	$341,150
Revenue from acquisitions prior to ownership	10,873	13,325	15,835	12,909	5,133	10,350	11,321	2,870	-	-	-
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(25,603)	(11,712)	(15,601)	(4,449)	(762)	(500)	(663)	(454)
Comparable Hotels Total Revenue	$281,556	$326,235	$320,486	$277,277	$152,134	$242,153	$284,036	$252,696	$259,978	$337,005	$340,696

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515	$129,166
AHEBITDA from acquisitions prior to ownership	4,730	6,883	8,553	5,844	707	3,917	4,749	989	-	-	-
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,946)	(2,257)	(5,224)	(1,452)	(340)	(143)	(239)	(77)
Comparable Hotels AHEBITDA	$101,987	$131,543	$124,056	$94,734	$33,877	$93,507	$108,720	$85,258	$87,793	$136,276	$129,089

Note: Comparable Hotels is defined as the 218 hotels owned by the Company as of September 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
			% Change	% Change			% Change	% Change
	2022	2021	2021	2019	2022	2021	2021	2019
Total revenue	$309,039	$261,710	18.1%	2.4%	$858,915	$631,123	36.1%	(2.6%)

Total operating expenses	193,874	161,892	19.8%	3.5%	537,763	410,087	31.1%	(1.7%)

Adjusted Hotel EBITDA	$115,165	$99,818	15.4%	0.6%	$321,152	$221,036	45.3%	(4.2%)
Adjusted Hotel EBITDA Margin %	37.3%	38.1%	(80 bps)	(60 bps)	37.4%	35.0%	240 bps	(60 bps)

ADR (Same Store Hotels)	$155.09	$140.04	10.7%	9.0%	$148.17	$122.40	21.1%	4.3%
Occupancy (Same Store Hotels)	75.5%	71.8%	5.2%	(5.7%)	73.7%	66.4%	11.0%	(6.4%)
RevPAR (Same Store Hotels)	$117.12	$100.53	16.5%	2.8%	$109.24	$81.32	34.3%	(2.3%)

ADR (Actual)	$157.91	$140.02	12.8%	13.4%	$150.02	$121.36	23.6%	7.8%
Occupancy (Actual)	75.7%	71.5%	5.9%	(5.3%)	73.6%	65.9%	11.7%	(6.1%)
RevPAR (Actual)	$119.52	$100.14	19.4%	7.5%	$110.40	$79.94	38.1%	1.3%

Reconciliation to Actual Results

Total Revenue (Actual)	$341,150	$277,164			$939,296	$683,281
Revenue from acquisitions	(32,111)	(11,582)			(80,388)	(21,776)
Revenue from dispositions	-	(3,872)			7	(30,382)
Same Store Hotels Total Revenue	$309,039	$261,710			$858,915	$631,123

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$129,166	$105,423			$353,617	$235,664
AHEBITDA from acquisitions	(14,006)	(4,304)			(32,437)	(5,892)
AHEBITDA from dispositions	5	(1,301)			(28)	(8,736)
Same Store Hotels AHEBITDA	$115,165	$99,818			$321,152	$221,036

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Total revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822	$309,039

Total operating expenses	172,970	186,495	187,359	173,741	110,587	137,608	161,892	154,441	158,769	185,120	193,874

Adjusted Hotel EBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702	$115,165
Adjusted Hotel EBITDA Margin %	35.9%	39.9%	37.9%	33.6%	22.9%	39.1%	38.1%	33.7%	33.9%	40.2%	37.3%

ADR (Same Store Hotels)	$139.36	$144.35	$142.25	$133.50	$99.79	$121.99	$140.04	$129.69	$135.71	$152.07	$155.09
Occupancy (Same Store Hotels)	74.2%	81.8%	80.1%	73.0%	56.0%	71.4%	71.8%	67.9%	67.5%	78.0%	75.5%
RevPAR (Same Store Hotels)	$103.36	$118.07	$113.90	$97.45	$55.88	$87.07	$100.53	$88.12	$91.67	$118.64	$117.12

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35	$157.91
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%	75.7%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41	$119.52

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668	$341,150
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,903)	(6,291)	(11,582)	(17,446)	(20,427)	(27,850)	(32,111)
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3	4	-
Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822	$309,039

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515	$129,166
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(308)	(1,280)	(4,304)	(5,924)	(6,624)	(11,807)	(14,006)
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)	(6)	5
Same Store Hotels AHEBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702	$115,165

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2019, 2021 and 2022:

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(46,435)	$20,283	$31,759	$13,221	$18,002	$65,345	$59,146
Depreciation and amortization	47,950	48,109	47,887	49,294	48,710	46,386	44,217	45,158	45,324	45,322	45,135
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	98	98	98	99	99	103	97
Interest and other expense, net	15,494	15,857	14,759	15,081	18,513	18,618	15,977	14,640	14,654	15,198	14,933
Income tax expense	206	156	143	174	108	87	114	159	179	202	1,331
EBITDA	101,832	126,243	109,043	90,033	20,994	85,472	92,165	73,277	78,258	126,170	120,642
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(4,484)	864	(44)	68	-	-	(1,785)
Loss on impairment of depreciable real estate assets	-	-	6,467	-	10,754	-	-	-	-	-	-
EBITDAre	100,619	126,404	115,510	86,064	27,264	86,336	92,121	73,345	78,258	126,170	118,857
Non-cash straight-line operating ground lease expense	48	47	47	46	44	43	41	41	40	38	38
Adjusted EBITDAre	100,667	126,451	115,557	86,110	27,308	86,379	92,162	73,386	78,298	126,208	118,895
General and administrative expense	8,137	8,308	9,039	10,726	8,119	8,435	13,261	11,223	9,638	10,307	10,271
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515	$129,166

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$59,146	$31,759	$142,493	$5,607
Depreciation of real estate owned	44,372	43,028	133,489	134,880
Gain on sale of real estate	(1,785)	(44)	(1,785)	(3,664)
Loss on impairment of depreciable real estate assets	-	-	-	10,754
Funds from operations	101,733	74,743	274,197	147,577
Amortization of finance ground lease assets	759	1,183	2,278	4,418
Amortization of favorable and unfavorable operating leases, net	97	98	299	294
Non-cash straight-line operating ground lease expense	38	41	116	128
Modified funds from operations	$102,627	$76,065	$276,890	$152,417

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2022

	October 1 - December 31, 2022	2023	2024	2025	2026	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$2,587	$96,214	$113,597	$245,140	$74,649	$794,616	$1,326,803	$1,271,535
Average interest rates(1)	3.7%	3.8%	3.9%	4.1%	4.2%	4.3%

Variable-rate debt:
Maturities	$-	$50,000	$85,000	$175,000	$-	$560,000	$870,000	$868,364
Average interest rates(1)	3.5%	3.6%	3.9%	4.1%	4.3%	4.4%

Fixed-rate debt:
Maturities	$2,587	$46,214	$28,597	$70,140	$74,649	$234,616	$456,803	$403,171
Average interest rates	4.1%	4.1%	4.1%	4.0%	4.0%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2021

Three Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022
Top 20 Markets
San Diego, CA	7	83.7%	72.0%	16.3%	$202.53	$173.32	16.9%	$169.60	$124.71	36.0%	7.1%
Portland, ME	3	92.2%	89.6%	2.9%	$306.72	$302.30	1.5%	$282.70	$270.79	4.4%	6.9%
Los Angeles, CA	8	86.0%	82.7%	4.0%	$189.86	$168.29	12.8%	$163.34	$139.15	17.4%	5.7%
Orange County, CA	6	81.9%	79.7%	2.8%	$180.37	$153.02	17.9%	$147.64	$121.91	21.1%	4.0%
Seattle, WA	3	86.1%	75.2%	14.5%	$227.93	$181.15	25.8%	$196.17	$136.18	44.1%	3.9%
Norfolk/Virginia Beach, VA	4	85.9%	87.0%	(1.3%)	$234.72	$239.30	(1.9%)	$201.54	$208.23	(3.2%)	3.7%
Alaska	2	96.7%	94.1%	2.8%	$281.70	$236.92	18.9%	$272.32	$222.87	22.2%	3.4%
Chicago, IL	7	72.3%	60.7%	19.1%	$145.11	$123.67	17.3%	$104.87	$75.05	39.7%	2.9%
Nashville, TN	5	80.1%	78.2%	2.4%	$163.16	$151.97	7.4%	$130.66	$118.79	10.0%	2.8%
North Carolina East	4	76.1%	80.2%	(5.1%)	$179.74	$172.18	4.4%	$136.77	$138.14	(1.0%)	2.4%
Fort Worth/Arlington, TX	6	76.5%	73.4%	4.2%	$147.60	$132.98	11.0%	$112.89	$97.64	15.6%	2.3%
Denver, CO	3	82.2%	61.4%	33.9%	$172.07	$149.28	15.3%	$141.44	$91.65	54.3%	2.2%
Melbourne, FL	3	84.4%	70.7%	19.4%	$174.58	$150.77	15.8%	$147.36	$106.65	38.2%	2.0%
Omaha, NE	4	71.0%	66.7%	6.4%	$132.60	$121.92	8.8%	$94.18	$81.31	15.8%	1.9%
Florida Panhandle	5	72.2%	74.5%	(3.1%)	$149.05	$156.81	(4.9%)	$107.58	$116.76	(7.9%)	1.6%
Richmond/Petersburg, VA	3	65.7%	58.0%	13.3%	$176.86	$152.49	16.0%	$116.28	$88.40	31.5%	1.6%
Washington, DC	4	71.0%	69.1%	2.7%	$138.78	$113.59	22.2%	$98.55	$78.47	25.6%	1.5%
Boston, MA	3	82.9%	80.8%	2.6%	$158.54	$126.12	25.7%	$131.37	$101.94	28.9%	1.4%
Phoenix, AZ	10	64.0%	63.4%	0.9%	$111.09	$101.23	9.7%	$71.05	$64.14	10.8%	1.4%
Indiana North	3	73.5%	71.7%	2.5%	$157.72	$142.53	10.7%	$115.86	$102.21	13.4%	1.3%
Top 20 Markets	93	77.8%	72.6%	7.2%	$177.90	$157.50	13.0%	$138.47	$114.36	21.1%	60.0%

All Other Markets	125	73.9%	70.5%	4.8%	$139.74	$128.07	9.1%	$103.21	$90.23	14.4%	40.0%

Total Portfolio	218	75.7%	71.4%	6.0%	$157.90	$141.84	11.3%	$119.53	$101.34	17.9%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2019

Three Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022
Top 20 Markets
San Diego, CA	7	83.7%	84.1%	(0.5%)	$202.53	$166.53	21.6%	$169.60	$140.06	21.1%	7.1%
Portland, ME	3	92.2%	92.0%	0.2%	$306.72	$262.25	17.0%	$282.70	$241.38	17.1%	6.9%
Los Angeles, CA	8	86.0%	90.8%	(5.3%)	$189.86	$182.29	4.2%	$163.34	$165.55	(1.3%)	5.7%
Orange County, CA	6	81.9%	85.2%	(3.9%)	$180.37	$156.29	15.4%	$147.64	$133.12	10.9%	4.0%
Seattle, WA	3	86.1%	91.4%	(5.8%)	$227.93	$226.51	0.6%	$196.17	$206.95	(5.2%)	3.9%
Norfolk/Virginia Beach, VA	4	85.9%	88.4%	(2.8%)	$234.72	$197.27	19.0%	$201.54	$174.43	15.5%	3.7%
Alaska	2	96.7%	91.4%	5.8%	$281.70	$247.49	13.8%	$272.32	$226.31	20.3%	3.4%
Chicago, IL	7	72.3%	82.2%	(12.0%)	$145.11	$135.89	6.8%	$104.87	$111.73	(6.1%)	2.9%
Nashville, TN	5	80.1%	85.7%	(6.5%)	$163.16	$162.85	0.2%	$130.66	$139.53	(6.4%)	2.8%
North Carolina East	4	76.1%	82.6%	(7.9%)	$179.74	$158.16	13.6%	$136.77	$130.71	4.6%	2.4%
Fort Worth/Arlington, TX	6	76.5%	74.4%	2.8%	$147.60	$138.86	6.3%	$112.89	$103.37	9.2%	2.3%
Denver, CO	3	82.2%	87.3%	(5.8%)	$172.07	$167.05	3.0%	$141.44	$145.84	(3.0%)	2.2%
Melbourne, FL	3	84.4%	87.3%	(3.3%)	$174.58	$152.54	14.4%	$147.36	$133.11	10.7%	2.0%
Omaha, NE	4	71.0%	84.2%	(15.7%)	$132.60	$117.82	12.5%	$94.18	$99.22	(5.1%)	1.9%
Florida Panhandle	5	72.2%	80.0%	(9.8%)	$149.05	$155.94	(4.4%)	$107.58	$124.68	(13.7%)	1.6%
Richmond/Petersburg, VA	3	65.7%	70.0%	(6.1%)	$176.86	$156.11	13.3%	$116.28	$109.23	6.5%	1.6%
Washington, DC	4	71.0%	83.4%	(14.9%)	$138.78	$126.08	10.1%	$98.55	$105.12	(6.3%)	1.5%
Boston, MA	3	82.9%	82.9%	0.0%	$158.54	$141.47	12.1%	$131.37	$117.30	12.0%	1.4%
Phoenix, AZ	10	64.0%	65.5%	(2.3%)	$111.09	$98.04	13.3%	$71.05	$64.19	10.7%	1.4%
Indiana North	3	73.5%	76.6%	(4.0%)	$157.72	$138.12	14.2%	$115.86	$105.82	9.5%	1.3%
Top 20 Markets	93	77.8%	82.2%	(5.4%)	$177.90	$159.70	11.4%	$138.47	$131.30	5.5%	60.0%

All Other Markets	125	73.9%	78.4%	(5.7%)	$139.74	$130.11	7.4%	$103.21	$102.03	1.2%	40.0%

Total Portfolio	218	75.7%	80.1%	(5.5%)	$157.90	$143.87	9.8%	$119.53	$115.30	3.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2021

Nine Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
Top 20 Markets
San Diego, CA	7	77.1%	62.9%	22.6%	$180.10	$143.70	25.3%	$138.83	$90.40	53.6%	6.0%
Los Angeles, CA	8	84.7%	84.1%	0.7%	$181.11	$139.63	29.7%	$153.45	$117.43	30.7%	5.8%
Phoenix, AZ	10	72.1%	63.2%	14.1%	$142.64	$103.32	38.1%	$102.78	$65.30	57.4%	4.5%
Portland, ME	3	72.5%	65.5%	10.7%	$236.07	$234.56	0.6%	$171.04	$153.54	11.4%	3.9%
Orange County, CA	6	77.1%	71.9%	7.2%	$164.74	$127.79	28.9%	$127.07	$91.84	38.4%	3.8%
Nashville, TN	5	79.8%	66.9%	19.3%	$164.40	$129.14	27.3%	$131.21	$86.43	51.8%	3.1%
Seattle, WA	3	78.6%	66.8%	17.7%	$191.68	$151.65	26.4%	$150.73	$101.32	48.8%	3.0%
Fort Worth/Arlington, TX	6	79.2%	74.2%	6.7%	$147.19	$119.75	22.9%	$116.60	$88.84	31.2%	2.9%
Alaska	2	89.9%	86.2%	4.3%	$230.57	$191.61	20.3%	$207.28	$165.23	25.4%	2.6%
Norfolk/Virginia Beach, VA	4	79.1%	78.6%	0.6%	$183.81	$172.01	6.9%	$145.32	$135.18	7.5%	2.5%
Melbourne, FL	3	84.6%	66.6%	27.0%	$173.49	$142.26	22.0%	$146.74	$94.77	54.8%	2.3%
North Carolina East	4	73.8%	76.0%	(2.9%)	$157.85	$148.46	6.3%	$116.45	$112.89	3.2%	2.3%
Omaha, NE	4	65.3%	55.2%	18.3%	$145.68	$131.26	11.0%	$95.19	$72.48	31.3%	2.2%
Chicago, IL	7	63.9%	48.8%	30.9%	$133.19	$105.05	26.8%	$85.07	$51.30	65.8%	2.1%
Richmond/Petersburg, VA	3	65.7%	51.3%	28.1%	$176.70	$139.44	26.7%	$116.13	$71.56	62.3%	2.0%
Austin, TX	7	72.8%	66.0%	10.3%	$124.49	$97.38	27.8%	$90.68	$64.31	41.0%	1.9%
Florida Panhandle	5	70.4%	72.9%	(3.4%)	$146.59	$142.35	3.0%	$103.14	$103.81	(0.6%)	1.7%
Denver, CO	3	74.2%	50.7%	46.4%	$149.38	$121.68	22.8%	$110.85	$61.63	79.9%	1.6%
Miami, FL	3	81.9%	78.1%	4.9%	$154.31	$124.79	23.7%	$126.45	$97.52	29.7%	1.6%
Washington, DC	4	71.9%	58.9%	22.1%	$132.46	$105.20	25.9%	$95.30	$61.93	53.9%	1.5%
Top 20 Markets	97	74.9%	66.1%	13.3%	$162.66	$132.73	22.5%	$121.75	$87.67	38.9%	57.3%

All Other Markets	121	72.4%	65.8%	10.0%	$137.79	$114.76	20.1%	$99.82	$75.47	32.3%	42.7%

Total Portfolio	218	73.6%	65.9%	11.7%	$149.99	$123.41	21.5%	$110.40	$81.33	35.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2019

Nine Months Ended September 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
Top 20 Markets
San Diego, CA	7	77.1%	81.5%	(5.4%)	$180.10	$161.03	11.8%	$138.83	$131.22	5.8%	6.0%
Los Angeles, CA	8	84.7%	88.3%	(4.1%)	$181.11	$178.35	1.5%	$153.45	$157.51	(2.6%)	5.8%
Phoenix, AZ	10	72.1%	74.1%	(2.7%)	$142.64	$132.03	8.0%	$102.78	$97.89	5.0%	4.5%
Portland, ME	3	72.5%	72.0%	0.7%	$236.07	$204.02	15.7%	$171.04	$146.82	16.5%	3.9%
Orange County, CA	6	77.1%	84.3%	(8.5%)	$164.74	$149.63	10.1%	$127.07	$126.19	0.7%	3.8%
Nashville, TN	5	79.8%	84.8%	(5.9%)	$164.40	$165.67	(0.8%)	$131.21	$140.51	(6.6%)	3.1%
Seattle, WA	3	78.6%	85.7%	(8.3%)	$191.68	$197.77	(3.1%)	$150.73	$169.41	(11.0%)	3.0%
Fort Worth/Arlington, TX	6	79.2%	78.2%	1.3%	$147.19	$142.69	3.2%	$116.60	$111.61	4.5%	2.9%
Alaska	2	89.9%	87.9%	2.3%	$230.57	$209.99	9.8%	$207.28	$184.67	12.2%	2.6%
Norfolk/Virginia Beach, VA	4	79.1%	79.8%	(0.9%)	$183.81	$160.84	14.3%	$145.32	$128.37	13.2%	2.5%
Melbourne, FL	3	84.6%	92.3%	(8.3%)	$173.49	$159.84	8.5%	$146.74	$147.51	(0.5%)	2.3%
North Carolina East	4	73.8%	84.0%	(12.1%)	$157.85	$138.11	14.3%	$116.45	$115.95	0.4%	2.3%
Omaha, NE	4	65.3%	80.8%	(19.2%)	$145.68	$128.58	13.3%	$95.19	$103.88	(8.4%)	2.2%
Chicago, IL	7	63.9%	75.6%	(15.5%)	$133.19	$130.69	1.9%	$85.07	$98.74	(13.8%)	2.1%
Richmond/Petersburg, VA	3	65.7%	73.1%	(10.1%)	$176.70	$157.24	12.4%	$116.13	$115.01	1.0%	2.0%
Austin, TX	7	72.8%	74.3%	(2.0%)	$124.49	$121.70	2.3%	$90.68	$90.47	0.2%	1.9%
Florida Panhandle	5	70.4%	81.7%	(13.8%)	$146.59	$156.94	(6.6%)	$103.14	$128.23	(19.6%)	1.7%
Denver, CO	3	74.2%	80.6%	(7.9%)	$149.38	$154.90	(3.6%)	$110.85	$124.89	(11.2%)	1.6%
Miami, FL	3	81.9%	84.0%	(2.5%)	$154.31	$137.06	12.6%	$126.45	$115.09	9.9%	1.6%
Washington, DC	4	71.9%	80.0%	(10.1%)	$132.46	$131.95	0.4%	$95.30	$105.54	(9.7%)	1.5%
Top 20 Markets	97	74.9%	80.3%	(6.7%)	$162.66	$152.48	6.7%	$121.75	$122.48	(0.6%)	57.3%

All Other Markets	121	72.4%	77.0%	(6.0%)	$137.79	$134.19	2.7%	$99.82	$103.26	(3.3%)	42.7%

Total Portfolio	218	73.6%	78.6%	(6.4%)	$149.99	$143.06	4.8%	$110.40	$112.38	(1.8%)	100.0%
Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2021

Three Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022
STR Region
East North Central	15	73.4%	63.5%	15.6%	$150.54	$130.81	15.1%	$110.51	$83.09	33.0%	6.7%
East South Central	26	76.4%	74.7%	2.3%	$144.95	$134.85	7.5%	$110.79	$100.72	10.0%	9.2%
Middle Atlantic	12	77.7%	71.2%	9.1%	$166.22	$140.48	18.3%	$129.13	$99.97	29.2%	5.7%
Mountain	21	72.1%	67.9%	6.2%	$131.83	$120.33	9.6%	$95.01	$81.70	16.3%	6.7%
New England	6	88.5%	85.6%	3.4%	$252.50	$226.33	11.6%	$223.53	$193.70	15.4%	8.3%
Pacific	32	84.1%	78.3%	7.4%	$200.22	$171.71	16.6%	$168.32	$134.37	25.3%	27.4%
South Atlantic	53	74.7%	71.0%	5.2%	$152.31	$144.66	5.3%	$113.85	$102.76	10.8%	21.1%
West North Central	17	72.6%	67.8%	7.1%	$138.25	$122.36	13.0%	$100.30	$82.95	20.9%	5.8%
West South Central	36	69.8%	68.9%	1.3%	$127.69	$118.40	7.8%	$89.18	$81.58	9.3%	9.1%

Total Portfolio	218	75.7%	71.4%	6.0%	$157.90	$141.84	11.3%	$119.53	$101.34	17.9%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2019

Three Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022
STR Region
East North Central	15	73.4%	79.6%	(7.8%)	$150.54	$133.96	12.4%	$110.51	$106.57	3.7%	6.7%
East South Central	26	76.4%	80.8%	(5.4%)	$144.95	$134.91	7.4%	$110.79	$109.05	1.6%	9.2%
Middle Atlantic	12	77.7%	82.3%	(5.6%)	$166.22	$164.87	0.8%	$129.13	$135.72	(4.9%)	5.7%
Mountain	21	72.1%	76.2%	(5.4%)	$131.83	$124.49	5.9%	$95.01	$94.82	0.2%	6.7%
New England	6	88.5%	87.7%	0.9%	$252.50	$207.37	21.8%	$223.53	$181.78	23.0%	8.3%
Pacific	32	84.1%	88.1%	(4.5%)	$200.22	$183.60	9.1%	$168.32	$161.73	4.1%	27.4%
South Atlantic	53	74.7%	78.9%	(5.3%)	$152.31	$134.23	13.5%	$113.85	$105.95	7.5%	21.1%
West North Central	17	72.6%	82.5%	(12.0%)	$138.25	$125.46	10.2%	$100.30	$103.55	(3.1%)	5.8%
West South Central	36	69.8%	72.7%	(4.0%)	$127.69	$121.91	4.7%	$89.18	$88.65	0.6%	9.1%

Total Portfolio	218	75.7%	80.1%	(5.5%)	$157.90	$143.87	9.8%	$119.53	$115.30	3.7%	100.0%

Note: Region categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2021

Nine Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
STR Region
East North Central	15	64.9%	52.0%	24.8%	$135.85	$110.32	23.1%	$88.12	$57.38	53.6%	4.7%
East South Central	26	76.0%	67.6%	12.4%	$143.00	$122.14	17.1%	$108.71	$82.58	31.6%	10.0%
Middle Atlantic	12	72.4%	61.1%	18.5%	$151.67	$122.77	23.5%	$109.79	$75.03	46.3%	4.6%
Mountain	21	74.4%	65.3%	13.9%	$140.08	$108.82	28.7%	$104.28	$71.11	46.6%	9.6%
New England	6	73.3%	66.0%	11.1%	$199.89	$176.16	13.5%	$146.42	$116.19	26.0%	4.9%
Pacific	32	79.4%	72.6%	9.4%	$180.60	$143.10	26.2%	$143.49	$103.89	38.1%	24.4%
South Atlantic	53	75.3%	68.4%	10.1%	$149.23	$126.34	18.1%	$112.37	$86.41	30.0%	24.5%
West North Central	17	68.1%	58.7%	16.0%	$135.35	$115.35	17.3%	$92.13	$67.72	36.0%	5.7%
West South Central	36	70.5%	66.5%	6.0%	$129.60	$107.14	21.0%	$91.43	$71.29	28.3%	11.6%

Total Portfolio	218	73.6%	65.9%	11.7%	$149.99	$123.41	21.5%	$110.40	$81.33	35.7%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2019

Nine Months Ended September 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
STR Region
East North Central	15	64.9%	73.2%	(11.3%)	$135.85	$129.16	5.2%	$88.12	$94.50	(6.8%)	4.7%
East South Central	26	76.0%	79.4%	(4.3%)	$143.00	$136.05	5.1%	$108.71	$108.07	0.6%	10.0%
Middle Atlantic	12	72.4%	78.1%	(7.3%)	$151.67	$159.87	(5.1%)	$109.79	$124.79	(12.0%)	4.6%
Mountain	21	74.4%	77.7%	(4.2%)	$140.08	$133.95	4.6%	$104.28	$104.08	0.2%	9.6%
New England	6	73.3%	73.1%	0.3%	$199.89	$171.83	16.3%	$146.42	$125.68	16.5%	4.9%
Pacific	32	79.4%	85.3%	(6.9%)	$180.60	$173.41	4.1%	$143.49	$147.92	(3.0%)	24.4%
South Atlantic	53	75.3%	79.3%	(5.0%)	$149.23	$138.57	7.7%	$112.37	$109.85	2.3%	24.5%
West North Central	17	68.1%	78.6%	(13.4%)	$135.35	$126.90	6.7%	$92.13	$99.81	(7.7%)	5.7%
West South Central	36	70.5%	73.9%	(4.6%)	$129.60	$127.75	1.4%	$91.43	$94.41	(3.2%)	11.6%

Total Portfolio	218	73.6%	78.6%	(6.4%)	$149.99	$143.06	4.8%	$110.40	$112.38	(1.8%)	100.0%

Note: Region categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2021

Three Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022
Upscale
AC Hotels	1	97.5%	96.7%	0.8%	$350.64	$340.53	3.0%	$341.97	$329.24	3.9%	3.1%
Aloft	1	89.2%	44.4%	100.9%	$280.99	$225.50	24.6%	$250.55	$100.20	150.0%	1.7%
Courtyard	33	73.5%	68.0%	8.1%	$169.35	$154.27	9.8%	$124.44	$104.85	18.7%	18.5%
Hilton Garden Inn	40	74.6%	65.0%	14.8%	$151.46	$138.47	9.4%	$113.02	$90.03	25.5%	18.1%
Homewood Suites	30	80.3%	81.3%	(1.2%)	$143.93	$128.93	11.6%	$115.60	$104.87	10.2%	10.6%
Hyatt House	1	62.2%	70.4%	(11.6%)	$116.29	$103.72	12.1%	$72.32	$73.06	(1.0%)	0.1%
Hyatt Place	3	71.3%	63.1%	13.0%	$124.69	$120.40	3.6%	$88.95	$75.92	17.2%	0.5%
Residence Inn	29	81.4%	81.4%	0.0%	$170.71	$154.13	10.8%	$138.99	$125.50	10.7%	16.6%
SpringHill Suites	9	68.4%	68.9%	(0.7%)	$137.86	$119.46	15.4%	$94.33	$82.33	14.6%	2.6%
Upscale Total	147	76.4%	72.2%	5.8%	$160.08	$144.34	10.9%	$122.29	$104.17	17.4%	71.8%

Upper Midscale
Fairfield	10	68.7%	67.8%	1.3%	$128.85	$118.66	8.6%	$88.54	$80.40	10.1%	2.5%
Hampton	37	73.7%	67.4%	9.3%	$153.50	$139.52	10.0%	$113.05	$94.07	20.2%	14.6%
Home2 Suites	10	83.9%	81.8%	2.6%	$161.18	$141.37	14.0%	$135.16	$115.63	16.9%	5.3%
TownePlace Suites	9	78.7%	81.4%	(3.3%)	$119.09	$113.40	5.0%	$93.75	$92.35	1.5%	2.4%
Upper Midscale Total	66	74.9%	71.1%	5.3%	$147.28	$133.51	10.3%	$110.34	$94.86	16.3%	24.8%

Upper Upscale
Embassy Suites	2	91.1%	85.7%	6.3%	$234.97	$209.26	12.3%	$214.09	$179.39	19.3%	2.3%
Marriott	2	55.7%	46.1%	20.8%	$155.81	$132.54	17.6%	$86.82	$61.10	42.1%	0.6%
Upper Upscale Total	4	67.7%	59.5%	13.8%	$191.82	$169.90	12.9%	$129.83	$101.08	28.4%	2.9%

Independents
Independents	1	77.9%	74.1%	5.1%	$231.84	$132.99	74.3%	$180.51	$98.61	83.1%	0.5%
Independents Total	1	77.9%	74.1%	5.1%	$231.84	$132.99	74.3%	$180.51	$98.61	83.1%	0.5%

Total Portfolio	218	75.7%	71.4%	6.0%	$157.90	$141.84	11.3%	$119.53	$101.34	17.9%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2019

Three Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022
Upscale
AC Hotels	1	97.5%	90.1%	8.2%	$350.64	$268.73	30.5%	$341.97	$242.21	41.2%	3.1%
Aloft	1	89.2%			$280.99			$250.55			1.7%
Courtyard	33	73.5%	77.6%	(5.3%)	$169.35	$152.61	11.0%	$124.44	$118.45	5.1%	18.5%
Hilton Garden Inn	40	74.6%	79.4%	(6.0%)	$151.46	$136.89	10.6%	$113.02	$108.72	4.0%	18.1%
Homewood Suites	30	80.3%	83.6%	(3.9%)	$143.93	$136.87	5.2%	$115.60	$114.42	1.0%	10.6%
Hyatt House	1	62.2%			$116.29			$72.32			0.1%
Hyatt Place	3	71.3%	68.9%	3.5%	$124.69	$117.04	6.5%	$88.95	$80.58	10.4%	0.5%
Residence Inn	29	81.4%	83.3%	(2.3%)	$170.71	$160.36	6.5%	$138.99	$133.51	4.1%	16.6%
SpringHill Suites	9	68.4%	81.0%	(15.6%)	$137.86	$124.98	10.3%	$94.33	$101.25	(6.8%)	2.6%
Upscale Total	147	76.4%	80.5%	(5.1%)	$160.08	$145.63	9.9%	$122.29	$117.27	4.3%	71.8%

Upper Midscale
Fairfield	10	68.7%	75.0%	(8.4%)	$128.85	$114.24	12.8%	$88.54	$85.65	3.4%	2.5%
Hampton	37	73.7%	80.9%	(8.9%)	$153.50	$138.69	10.7%	$113.05	$112.21	0.7%	14.6%
Home2 Suites	10	83.9%	81.1%	3.5%	$161.18	$140.50	14.7%	$135.16	$114.02	18.5%	5.3%
TownePlace Suites	9	78.7%	80.6%	(2.4%)	$119.09	$118.57	0.4%	$93.75	$95.55	(1.9%)	2.4%
Upper Midscale Total	66	74.9%	80.0%	(6.4%)	$147.28	$133.11	10.6%	$110.34	$106.49	3.6%	24.8%

Upper Upscale
Embassy Suites	2	91.1%	88.3%	3.2%	$234.97	$212.44	10.6%	$214.09	$187.56	14.1%	2.3%
Marriott	2	55.7%	61.0%	(8.7%)	$155.81	$144.98	7.5%	$86.82	$88.45	(1.8%)	0.6%
Upper Upscale Total	4	67.7%	70.3%	(3.7%)	$191.82	$173.72	10.4%	$129.83	$122.06	6.4%	2.9%

Independents
Independents	1	77.9%	95.2%	(18.2%)	$231.84	$260.20	(10.9%)	$180.51	$247.69	(27.1%)	0.5%
Independents Total	1	77.9%	95.2%	(18.2%)	$231.84	$260.20	(10.9%)	$180.51	$247.69	(27.1%)	0.5%

Total Portfolio	218	75.7%	80.1%	(5.5%)	$157.90	$143.87	9.8%	$119.53	$115.30	3.7%	100.0%

Note: Chain scale categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 24

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2021

Nine Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
Upscale
AC Hotels	1	77.4%	66.7%	16.0%	$261.20	$256.51	1.8%	$202.20	$171.18	18.1%	1.7%
Aloft	1	64.8%	44.4%	45.9%	$226.92	$225.50	0.6%	$146.94	$100.20	46.6%	0.9%
Courtyard	33	71.1%	60.7%	17.1%	$156.60	$129.58	20.9%	$111.35	$78.67	41.5%	18.1%
Hilton Garden Inn	40	70.7%	59.0%	19.8%	$146.39	$120.44	21.5%	$103.46	$71.04	45.6%	17.7%
Homewood Suites	30	81.3%	78.2%	4.0%	$143.02	$118.64	20.5%	$116.30	$92.74	25.4%	12.3%
Hyatt House	1	71.0%	57.8%	22.8%	$141.56	$105.66	34.0%	$100.48	$61.02	64.7%	0.3%
Hyatt Place	3	73.1%	61.5%	18.9%	$139.64	$114.17	22.3%	$102.06	$70.27	45.2%	1.0%
Residence Inn	29	79.4%	75.7%	4.9%	$157.14	$134.32	17.0%	$124.82	$101.63	22.8%	15.5%
SpringHill Suites	9	69.4%	66.0%	5.2%	$134.53	$102.04	31.8%	$93.37	$67.32	38.7%	3.3%
Upscale Total	147	74.3%	66.5%	11.7%	$151.00	$124.96	20.8%	$112.13	$83.09	35.0%	70.8%

Upper Midscale
Fairfield	10	67.9%	63.5%	6.9%	$126.45	$99.68	26.9%	$85.83	$63.27	35.7%	2.9%
Hampton	37	70.6%	61.3%	15.2%	$149.55	$122.11	22.5%	$105.56	$74.80	41.1%	15.0%
Home2 Suites	10	82.5%	78.2%	5.5%	$153.20	$123.51	24.0%	$126.37	$96.55	30.9%	5.4%
TownePlace Suites	9	80.0%	77.7%	3.0%	$118.87	$105.29	12.9%	$95.10	$81.77	16.3%	2.9%
Upper Midscale Total	66	72.9%	65.8%	10.8%	$143.16	$116.91	22.5%	$104.37	$76.91	35.7%	26.2%

Upper Upscale
Embassy Suites	2	88.6%	82.8%	7.0%	$212.04	$182.86	16.0%	$187.89	$151.33	24.2%	2.0%
Marriott	2	54.6%	41.0%	33.2%	$157.14	$123.96	26.8%	$85.84	$50.87	68.7%	1.0%
Upper Upscale Total	4	66.1%	55.1%	20.0%	$182.00	$153.84	18.3%	$120.33	$84.82	41.9%	3.0%

Independents
Independents	1	74.4%	64.3%	15.7%	$194.08	$122.99	57.8%	$144.47	$79.02	82.8%	0.0%
Independents Total	1	74.4%	64.3%	15.7%	$194.08	$122.99	57.8%	$144.47	$79.02	82.8%	0.0%

Total Portfolio	218	73.6%	65.9%	11.7%	$149.99	$123.41	21.5%	$110.40	$81.33	35.7%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 25

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2019

Nine Months Ended September 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
Upscale
AC Hotels	1	77.4%	65.8%	17.6%	$261.20	$214.89	21.6%	$202.20	$141.42	43.0%	1.7%
Aloft	1	64.8%			$226.92			$146.94			0.9%
Courtyard	33	71.1%	76.3%	(6.8%)	$156.60	$147.77	6.0%	$111.35	$112.74	(1.2%)	18.1%
Hilton Garden Inn	40	70.7%	78.2%	(9.6%)	$146.39	$139.06	5.3%	$103.46	$108.77	(4.9%)	17.7%
Homewood Suites	30	81.3%	83.4%	(2.5%)	$143.02	$141.77	0.9%	$116.30	$118.19	(1.6%)	12.3%
Hyatt House	1	71.0%			$141.56			$100.48			0.3%
Hyatt Place	3	73.1%	64.1%	14.0%	$139.64	$121.88	14.6%	$102.06	$78.13	30.6%	1.0%
Residence Inn	29	79.4%	80.2%	(1.0%)	$157.14	$153.14	2.6%	$124.82	$122.85	1.6%	15.5%
SpringHill Suites	9	69.4%	79.0%	(12.2%)	$134.53	$128.06	5.1%	$93.37	$101.21	(7.7%)	3.3%
Upscale Total	147	74.3%	78.8%	(5.7%)	$151.00	$144.08	4.8%	$112.13	$113.54	(1.2%)	70.8%

Upper Midscale
Fairfield	10	67.9%	75.1%	(9.6%)	$126.45	$118.62	6.6%	$85.83	$89.03	(3.6%)	2.9%
Hampton	37	70.6%	78.0%	(9.5%)	$149.55	$140.57	6.4%	$105.56	$109.60	(3.7%)	15.0%
Home2 Suites	10	82.5%	82.9%	(0.5%)	$153.20	$139.97	9.5%	$126.37	$115.98	9.0%	5.4%
TownePlace Suites	9	80.0%	79.0%	1.3%	$118.87	$118.74	0.1%	$95.10	$93.82	1.4%	2.9%
Upper Midscale Total	66	72.9%	78.3%	(6.9%)	$143.16	$134.72	6.3%	$104.37	$105.44	(1.0%)	26.2%

Upper Upscale
Embassy Suites	2	88.6%	88.6%	0.0%	$212.04	$196.22	8.1%	$187.89	$173.91	8.0%	2.0%
Marriott	2	54.6%	64.6%	(15.5%)	$157.14	$148.66	5.7%	$85.84	$96.10	(10.7%)	1.0%
Upper Upscale Total	4	66.1%	72.8%	(9.2%)	$182.00	$168.30	8.1%	$120.33	$122.48	(1.8%)	3.0%

Independents
Independents	1	74.4%	93.6%	(20.5%)	$194.08	$245.47	(20.9%)	$144.47	$229.70	(37.1%)	0.0%
Independents Total	1	74.4%	93.6%	(20.5%)	$194.08	$245.47	(20.9%)	$144.47	$229.70	(37.1%)	0.0%

Total Portfolio	218	73.6%	78.6%	(6.4%)	$149.99	$143.06	4.8%	$110.40	$112.38	(1.8%)	100.0%
Note: Chain scale categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 26

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2021

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022
STR Location
Airport	18	77.0%	74.1%	3.9%	$133.98	$121.96	9.9%	$103.10	$90.42	14.0%	5.4%
Interstate	4	72.8%	69.1%	5.4%	$117.28	$114.16	2.7%	$85.42	$78.92	8.2%	1.0%
Resort	11	72.7%	68.7%	5.8%	$180.21	$182.80	(1.4%)	$130.94	$125.60	4.3%	6.4%
Small Metro/Town	11	74.3%	72.2%	2.9%	$121.21	$107.54	12.7%	$90.02	$77.68	15.9%	3.1%
Suburban	125	76.3%	73.5%	3.8%	$150.99	$136.12	10.9%	$115.18	$100.05	15.1%	49.8%
Urban	49	75.2%	67.0%	12.2%	$183.63	$160.95	14.1%	$138.01	$107.79	28.0%	34.3%

Total Portfolio	218	75.7%	71.4%	6.0%	$157.90	$141.84	11.3%	$119.53	$101.34	17.9%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2019

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022	Q3 2019	% Change	Q3 2022
STR Location
Airport	18	77.0%	81.0%	(4.9%)	$133.98	$128.49	4.3%	$103.10	$104.10	(1.0%)	5.4%
Interstate	4	72.8%	78.8%	(7.6%)	$117.28	$103.98	12.8%	$85.42	$81.93	4.3%	1.0%
Resort	11	72.7%	82.4%	(11.8%)	$180.21	$147.80	21.9%	$130.94	$121.74	7.6%	6.4%
Small Metro/Town	11	74.3%	73.6%	1.0%	$121.21	$112.29	7.9%	$90.02	$82.60	9.0%	3.1%
Suburban	125	76.3%	80.1%	(4.7%)	$150.99	$139.51	8.2%	$115.18	$111.69	3.1%	49.8%
Urban	49	75.2%	80.9%	(7.0%)	$183.63	$164.13	11.9%	$138.01	$132.79	3.9%	34.3%

Total Portfolio	218	75.7%	80.1%	(5.5%)	$157.90	$143.87	9.8%	$119.53	$115.30	3.7%	100.0%

Note: Location categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 27

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2021

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
STR Location
Airport	18	78.2%	71.1%	10.0%	$135.04	$109.27	23.6%	$105.59	$77.73	35.8%	6.9%
Interstate	4	68.2%	61.4%	11.1%	$116.05	$105.03	10.5%	$79.20	$64.54	22.7%	1.0%
Resort	11	73.8%	65.2%	13.2%	$171.85	$151.29	13.6%	$126.81	$98.59	28.6%	6.9%
Small Metro/Town	11	76.4%	70.5%	8.4%	$125.88	$103.50	21.6%	$96.16	$72.92	31.9%	4.0%
Suburban	125	74.2%	68.0%	9.1%	$143.16	$119.54	19.8%	$106.29	$81.32	30.7%	50.0%
Urban	49	70.7%	59.5%	18.8%	$171.22	$136.71	25.2%	$121.11	$81.38	48.8%	31.2%

Total Portfolio	218	73.6%	65.9%	11.7%	$149.99	$123.41	21.5%	$110.40	$81.33	35.7%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2019

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
STR Location
Airport	18	78.2%	81.0%	(3.5%)	$135.04	$130.63	3.4%	$105.59	$105.82	(0.2%)	6.9%
Interstate	4	68.2%	74.8%	(8.8%)	$116.05	$103.40	12.2%	$79.20	$77.34	2.4%	1.0%
Resort	11	73.8%	83.0%	(11.1%)	$171.85	$152.24	12.9%	$126.81	$126.43	0.3%	6.9%
Small Metro/Town	11	76.4%	78.4%	(2.6%)	$125.88	$121.17	3.9%	$96.16	$94.96	1.3%	4.0%
Suburban	125	74.2%	78.3%	(5.2%)	$143.16	$138.38	3.5%	$106.29	$108.34	(1.9%)	50.0%
Urban	49	70.7%	77.9%	(9.2%)	$171.22	$161.12	6.3%	$121.11	$125.48	(3.5%)	31.2%

Total Portfolio	218	73.6%	78.6%	(6.4%)	$149.99	$143.06	4.8%	$110.40	$112.38	(1.8%)	100.0%

Note: Location categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 28